Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 26, 2008, in this Registration Statement on Amendment 3 to Form S-1 of Advanced ID Corporation, for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
June 5, 2008